EXHIBIT 99.1

ACTION WITHOUT AN ANNUAL MEETING BY WRITTEN CONSENT OF
THE HOLDERS OF A MAJORITY OF THE VOTING POWER OF NESTOR, INC.

The undersigned holders of a majority of the issued and outstanding stock entitled to vote at any annual meeting of stockholders of Nestor, Inc., a Delaware corporation, pursuant to Section 2.7 of the bylaws and Section 228 of the General Corporation Law of Delaware, waiving notice, take the following action in lieu of annual meeting:

WHERE, the scheduled date for the annual meeting of stockholders for the election of directors has been cancelled and a new date has not been fixed;

WHEREAS, Section 216 of the General Corporation Law of Delaware provides that the vote of stockholders required for a specified action shall be specified in the certificate or bylaws of any stock corporation and, in the absence of such specification, “Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors,” and

WHEREAS, the bylaws of the corporation specify that the plurality of the shares entitled to vote in an election of directors is required for the election of directors;

NOW, THEREFORE, BE IT RESOLVED, that the following nominees be and hereby are elected directors, effective immediately, each to hold office until his respective successor is elected and qualified:  William B. Danzell, Tim Hutchinson, Michael C. James, David N. Jordan, Nickey Maxey, Nina R. Mitchell, Theodore Petroulas and Daryl Silzer.

This Written Consent of Stockholders in Lieu of an Annual Meeting may be executed in one or more counterparts, each of which shall be an original and all of which together shall be one and the same instrument.  This Written Consent of Stockholders in Lieu of Meeting shall be filed in the minute book of this corporation and become a part of the records of this corporation.

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[Signatures on Next Page]

SILVER STAR PARTNERS I, LLC

By	/s/ William B. Danzell	June 4, 2007	9,936,430 shares
William B. Danzell,
Managing Partner

DANZELL INVESTMENT MANAGEMENT, LTD.
ACCOUNTS WITH DISCRETIONARY AUTHORITY

By	/s/ William B. Danzell	June 4, 2007	238,366 shares
William B. Danzell, President

	/s/ William B. Danzell	June 4, 2007	10,400 shares
WILLIAM B. DANZELL
(Individually)